UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2019

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 29, 2019, a committee of the Board of Directors of Tenneco Inc. (the “Company”) approved a restructuring designed to achieve some of the synergies the Company anticipates in connection with its acquisition of Federal-Mogul LLC. Pursuant to the plan, the Company will propose to reduce its headcount globally, subject to negotiation with works councils in certain jurisdictions. The Company began implementing headcount reductions on January 30, 2019 and expects these actions to continue through early February. The Company expects to record a charge in the range of $40 million to $45 million for the fourth quarter of 2018 in connection with the plan in respect of cash severance costs. The Company expects to achieve annualized cost savings of approximately $45 million in connection with this plan, with approximately $25 million being realized in 2019 based on anticipated termination dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: February 4, 2019	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary